EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 25, 2011, relating to the financial statements of Stratus Media Group, Inc. for the years ended December 31, 2010 and 2009, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Goldman Kurland Mohidin LLP
Encino, California
August  12, 2011

Ex.-5